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                                                                     EXHIBIT 3.3

                                                     AS REVISED DECEMBER 9, 1994

                                     BYLAWS
                                       OF
                             JONES INTERCABLE, INC.

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                                   ARTICLE I
                                    OFFICES

     The principal offices of the corporation shall be in Englewood, Colorado, but the Board of Directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

                                   ARTICLE II
                            MEETING OF SHAREHOLDERS

     (1) Time and Place: Any meeting of the shareholders may be held at such time and such place, within or without the State of Colorado, as may be fixed by the Board of Directors or as shall be specified in the notice of the meeting or in the waiver of notice thereof.

     (2) Annual Meeting: The Annual meeting of the shareholders shall be held on the last Friday in October of each year or at such other dates and times as the Board of Directors may determine.

     (3) Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the Chief Executive Officer, President, the Board of Directors, or the holders of not less than one-tenth of all of the shares entitled to vote at the meeting (regardless of the number of votes such shares are entitled to cast at such meeting).

     (4) Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date
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in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     (5) Voting List: After fixing a record date for a shareholders meeting, the Secretary of the corporation shall make or cause to be made a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address and number of shares held by each shareholder. Said list shall be kept on file at the principal office of the corporation beginning the earlier of ten days before the meeting date or two business days after notice of the meeting is given, shall be produced and kept open at the meeting and shall be subject to inspection by any shareholder at such principal office or during the course of the meeting.

     (6) Notices: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if it is proposed that the authorized shares of the corporation be increased, at least thirty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

     (7) Quorum: Except as otherwise provided by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If, however, a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares to constitute a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting of which notice originally was given. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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     (8) Voting: (a) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote. Except as otherwise provided by law, or the Articles of Incorporation, as amended, or these bylaws, action on a matter is approved if the votes cast within the voting group favoring the action exceed the votes cast within the group opposing the action.

     (b) The holders of shares of Common Stock, $.01 par value, and the holders of shares of Class A Common Stock, $.01 par value, shall be entitled to vote as separate classes on any plan of merger or plan of consolidation of the corporation, on any proposal to liquidate the corporation, on any proposal to sell all or substantially all of the assets of the corporation not in the ordinary course of business, on any proposed amendment to the Articles of Incorporation affecting the relative rights of that class of stock, and on all matters specified in the Colorado Corporation Code as requiring a separate class vote.

     (9) Waiver: Attendance of a shareholder of the corporation, either in person or by proxy, at any meeting, either annual or special, shall constitute waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice or manner of calling any such meeting signed by a shareholder or shareholders entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. The signatures of the shareholders in person or by proxy subscribed to the minutes of any meeting shall be deemed to be a written waiver of notice hereinabove provide for.

     (10) Action Without Meeting: Any action which is required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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                                  ARTICLE III
                                   DIRECTORS

     (1) Number: The number of Directors of this corporation shall be thirteen; pursuant to the Articles of Incorporation, the holders of shares of Common Stock, $.01 par value, will be entitled to elect nine Directors and the holders of shares of Class A Common Stock, $.01 par value, will be entitled to elect four Directors. In the event the number of Directors is decreased (whether pursuant to an amendment to these bylaws or otherwise), such decrease will not change the term of any Director then in office.

     (2) Election: The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

     (3) Term: Each Director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

     (4) Removal and Resignation: Any Director may be removed at any time, with or without cause, if the number of votes cast in favor of removal exceeds the number of votes cast against removal at a meeting expressly called for that purpose. Only the shareholders of the voting group that elected the Director may participate in the vote to remove the Director. Any Director may resign at any time by giving written notice to the President or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective.

     (5) Vacancies: Any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the remaining directors though less than a quorum of the Board of Directors, unless the remaining directors elect to call a special meeting of the shareholders for the purpose of filling such vacancy. If the vacancy is to be filled by directors, it shall be filled by the affirmative vote of a majority of the directors elected by the same voting group remaining in office or if the vacancy is to be filled by the shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the Board of Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

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     (6) Meetings: A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the Board of Directors may be called by the Chief Executive Officer, President or any two members of the Board of Directors. Any Director unable to participate in person at any meeting of the Board of Directors shall be given the opportunity to participate by telephone.

     (7) Notices: Two days' notice of special meetings shall be given to each member of the Board of Directors by the Secretary, the President or the members of the Board calling any meeting thereof. Any such notice shall state the time and place of the special meeting and shall include a description of the general nature of the business to be transacted at such special meeting and no other business may be transacted at such special meeting.

     Notices will be sent to each Director by (i) hand delivery, (ii) express mail (or an overnight courier service such as Federal Express, Airborne or DHL) addressed to each Director at the residence or usual place of business of such Director as such may appear on the books of the corporation or (iii) facsimile transmission to a facsimile machine at the residence or usual place of business of any Director. Notice by hand delivery will be deemed to be given when such notice is delivered to the Director, by express mail (or overnight courier service) on the business day immediately following the day on which such notice was deposited in the mails (or given to the courier) and by facsimile when transmitted.

     (8) Quorum: A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law. If less than such majority is present, the director or directors present may adjourn the meeting from time to time without further notice.

     (9) Waiver: Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A

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written waiver of notice or manner of calling any such meeting signed by the
Director or Directors entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. The signatures of the Directors subscribed to the minutes of any meeting shall constitute such a written waiver of notice.

     (10) Attendance by Telephone: Any director shall be deemed present at a meeting of directors, and will be counted for quorum and voting purposes, if that director is present by telephone, if he can hear the other directors and if he can be heard by the other directors, throughout the meeting.

     (11) Action Without Meeting: Any action which is required to or which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     (12) Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, provided that no such committee shall have the power or authority to (i) authorize distributions, (ii) approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders, (ii) fill vacancies on the board of directors or on any of its committees, (iv) amend articles of incorporation, (v) adopt, amend, or repeal bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors or (viii) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, provided that the board of directors may authorize a committee or an officer to take the actions described in this clause
(viii) within limits specifically prescribed by the Board. Each

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committee shall keep regular minutes of its meetings and report the same to the
Board of Directors.

     No action taken by any such committee shall be valid unless taken at a regular meeting or a special meeting for which adequate notice has been duly given as described in Section (7) above, or waived by the members of such committee. Any such notice for a special meeting shall include a description of the general nature of the business to be transacted at such special meeting and no other business may be transacted at such meeting. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone.

     Each committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of each committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the members of each committee present at a meeting at which a quorum shall be present shall be the act of such committee.

     Each member of a committee shall continue to act as such only so long as he shall be a Director of the corporation. Until an Event Date (as defined in the Shareholders Agreement), Investor (as defined in the Shareholders Agreement) will be entitled to have at least one Investor Nominee (as defined in the Shareholders Agreement) on each committee. For purposes of these bylaws,
"Shareholders Agreement" means the Shareholders Agreement dated                ,
1994 among the corporation, Bell Canada International Inc., Glenn R. Jones and Jones International, Ltd.

     (a) Executive Committee: The Board of Directors may, by resolution adopted by a majority of the whole Board, designate three Directors to act as an Executive Committee. The Executive Committee will have no more than two members who are officers of the corporation. The Executive Committee, except as limited by law, the Articles of Incorporation, these Bylaws or resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation.

     (b) Audit Committee: The Board may, by resolution adopted by a majority of the whole Board designate three Directors to act as an Audit Committee of the Board. No officer of the corporation shall be a member of the Audit Committee and at least two members will be Independent Directors (as defined in the Shareholders

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Agreement). The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board, (ii) review with the independent accountants the financial statements of the corporation and the scope of their examination, (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the corporation, (v) review related party transactions and (vi) perform such other functions as may be assigned to it from time to time by the board.

     (c) Compensation Committee: The Board may, by resolution adopted by a majority of the whole Board, designate three Directors to act as a Compensation Committee of the Board. No officer of the corporation other than the Chief Executive Officer shall be a member of the Compensation Committee and at least one member will be an Independent Director. The Compensation Committee, or any subcommittee thereof established from time to time to satisfy requirements of applicable law, shall (i) have and may exercise the powers and authority of the corporation under any stock option or other incentive compensation plan for employees of the corporation or any of its subsidiaries, (ii) review and, where appropriate, approve the compensation of officers and employees of the corporation and its subsidiaries and (iii) have such others powers, authorities and responsibilities as are normally incident to the functions of a compensation committee or as may determined by the Board.

     (13) Chairman of the Board: The Directors may, at any regular or special meeting, elect a Chairman of the Board of Directors. A Director elected to fill this position shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. When present, the Chairman of the Board shall preside at all shareholders' and Directors' meetings. In connection with such meetings, the Vice Chairman of the Board may act in the stead of the Chairman of the Board in case of the absence, inability to act, or disability of the Chairman of the Board. In the event of the absence, inability to act, or disability of both the Chairman of the Board and the Vice Chairman of the Board, the President may act in their stead as chairman of the meeting.

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                                   ARTICLE IV
                                    OFFICERS

     (1) Number and Election: The officers of the corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. Such other officers as may be deemed necessary may also be elected or appointed by the Board of Directors. The Chief Executive Officer may appoint such assistant officers as he may deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     (2) Chief Executive Officer: The Chief Executive Officer shall be the senior executive of the corporation and shall have overall supervision of the affairs of the corporation, and may assign duties and responsibilities to other officers of the corporation from time to time as such officer deems appropriate.

     (3) President: The President shall, subject to the control of the Chief Executive Officer and of the Board of Directors, have general supervision of the operations of the Corporation, and shall perform such duties and have such responsibilities as the Chief Executive Officer or the Board of Directors may, from time to time, assign. The Vice President may act in place of the President in case of the absence, inability to act or disability of the President. If there shall be more than one Vice President, their priority shall be as from time to time determined by the Board of Directors or Executive Committee. The President shall serve at the pleasure of the Board of Directors.

     (4) Vice President: The Vice President shall perform such duties and have such responsibilities as the Chief Executive Officer of the Board of Directors may, from time to time, assign. The corporation may have more than one Vice President. The Vice President may act in the President's stead in case of the absence, inability to act or disability of the President. If there shall be more than one Vice President, their priority shall be as from time to time determined by the Board of Directors or the Executive Committee. All Vice Presidents shall serve at the pleasure of the Board of Directors.

     (5) Secretary: The Secretary shall keep the minutes of all meetings, have charge of the corporate seal and stock certificate book and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the Chief Executive

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Officer or by the Board of Directors. The Secretary shall serve at the pleasure of the Board of Directors.

     (6) Treasurer: The Treasurer shall have custody of all moneys and securities of the corporation, shall keep regular books of account, and in general perform all of the other duties incident to the office of treasurer and such other duties as may, from time to time, be assigned by the Chief Executive Officer or by the Board of Directors. The Treasurer shall serve at the pleasure of the Board of Directors.

     (7) Removal and Resignation: Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any officer may resign at any time by giving written notice thereof to the Chief Executive Officer or the Secretary; and acceptance of such resignation shall not be necessary to make it effective.

     (8) Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the Compensation Committee or the Board of Directors. Election of an officer shall not of itself create contract rights to compensation for services performed as such officer.

                                   ARTICLE V
                                     STOCK

     (1) Certificates: Certificates representing shares of the capital stock of the corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the President, or the Vice President and by the Secretary or an Assistant Secretary. Such signatures may be facsimiles if the certificate is countersigned by a transfer agent of the corporation or registered by a registrar, other than the corporation itself or an employee thereof. In case any officer whose facsimile signature has been placed on a certificate has ceased to be such an officer before such certificate is issued, such certificate may be issued with the same effect as if he were such officer at the date of its issue. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issued shall be entered on the books of the corporation. Each certificate representing shares shall state upon the face thereof (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued

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and (c) the number of shares which such certificate represents.

     (2) Transfers of Stock: The capital stock of the corporation shall be subject to such valid restrictions on the transfer thereof as the Board of Directors may by resolution determine prior to the issuance of the stock subject to such restriction, to such restrictions as shall be agreed upon in writing by all the persons owning or having subscribed for any shares of stock in the corporation at the time of such written agreement, and to such restrictions as the corporation and the person owning stock subject to such restrictions may agree upon in writing. Any certificate representing shares of stock subject to any such restriction or transfer shall have typed or printed on the face thereof a statement that the shares of stock represented by such certificate are subject to restrictions on their transfer and shall make reference to the provisions of the restrictions and designate the agreement or minutes of the Board of Directors in which all of the terms of the restrictions may be found. A copy of such agreement or of the minutes of the meeting of the Board of Directors shall be kept at the principal office of the corporation and shall be open for the inspection of any shareholder at all reasonable times. Subject to any restrictions which may be established as hereinbefore provided, the shares of the capital stock of the corporation shall be transferable on the books of the corporation only by the person named in the certificate, or his attorney or legal representative, lawfully constituted and appointed in writing, and upon surrender of the certificate therefor, in accordance with the laws of the State of Colorado, now or hereafter in effect.

     (3) Lost Certificates: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Secretary or the transfer agent may, in his or its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificate of his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claims that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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                                   ARTICLE VI
                                      SEAL

     The Board of Directors may adopt a seal which shall have inscribed thereon the name of the corporation and the words "SEAL" and "COLORADO" which, when adopted, shall constitute the corporate seal of the corporation.

                                  ARTICLE VII
                                  FISCAL YEAR

     The Board of Directors, by resolution, may adopt a fiscal year for this corporation.

                                  ARTICLE VIII
                                INDEMNIFICATION

     (1) Advancement of Expenses: Expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, for which such director or officer may be entitled to indemnification under the corporation's articles or incorporation, shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and upon satisfaction of any other requirements of applicable law.

     (2) Insurance: The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

                                   ARTICLE IX

     These bylaws may at any time and from time to time be amended, altered or repealed by the Board of Directors; provided, however, that the provisions of
Article II, Section 8(b) relating to class voting shall not be amended

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except upon the unanimous vote of all shareholders of the corporation.

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